UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Sonida Senior Living, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13445	75-2678809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road
Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 770-5600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On November 4, 2025, Sonida Senior Living, Inc., a Delaware corporation (the “Company” or “Sonida”), SSL Sparti LLC, a Delaware limited liability company and a wholly owned subsidiary of Sonida (“Holdco”), Sparti Merger Sub, Inc., a Maryland corporation and wholly owned subsidiary of Holdco (“SNDA Merger Sub”, and together with Holdco and Sonida, the “Buyer Parties”), CNL Healthcare Properties, Inc., a Maryland corporation (“CHP”), and CHP Merger Corp., a Maryland corporation and a wholly owned subsidiary of CHP (“CHP Merger Sub”) entered into a definitive agreement and plan of merger (the “Merger Agreement”).

The Merger Agreement provides, among other things, for a business combination of the Company and CHP, through a series of steps ending with a forward merger of CHP with and into SNDA Merger Sub, with SNDA Merger Sub surviving the merger (the “CHP Merger”), as a result of which the Company will have indirectly acquired 100% of the outstanding shares of CHP.

Each share of common stock of CHP, par value $0.01 (“CHP Common Stock”), will be cancelled and converted into the right to receive (i) $2.32 in cash and (ii) the number of shares of common stock of Sonida, par value $0.01 (“Sonida Common Stock”), equal to $4.58, divided by the volume weighted average trading price of Sonida Common Stock during a measurement period prior to the closing date, subject to a collar of 15% below the transaction reference price for the Sonida Common Stock of $26.74 (the “Transaction Reference Price”) and 30% above the Transaction Reference Price.

In connection with the issuance of Sonida Common Stock to the former CHP stockholders and certain equity financing transactions described below that will require that the Company issue additional shares of Sonida Common Stock (the “Stock Issuance”), and subject to Sonida stockholder approval, Sonida intends to amend its Amended and Restated Certificate of Incorporation, as amended (the “Sonida Charter Amendment”), immediately prior to the effective time of the transactions to increase the authorized number of shares of Sonida Common Stock.

The board of directors of Sonida (the “Board”) unanimously (i) determined that the transactions contemplated by the Merger Agreement are advisable and in the best interests of Sonida and its stockholders, (ii) authorized and approved the execution and delivery of the Merger Agreement by Sonida and its subsidiaries party thereto and the performance by Sonida and its subsidiaries party thereto of the transactions contemplated by the Merger Agreement, (iii) determined that the Sonida Charter Amendment is advisable and in the best interests of Sonida and its stockholders, (iv) directed that each of the Stock Issuance and the Sonida Charter Amendment be submitted to a vote of the stockholders of Sonida entitled to vote thereon, and (v) recommended that the stockholders of Sonida entitled to vote thereon vote for the approval of the Stock Issuance and the adoption of the Sonida Charter Amendment (the “Board Recommendation”).

Conditions to the Merger

The consummation of the equity purchase under the Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Merger Agreement, including: (i) the affirmative vote of the holders of a majority of the outstanding shares of CHP Common Stock entitled to vote approving all of the transactions contemplated by the Merger Agreement (the “CHP Stockholder Approval”); (ii) (A) in respect of the Stock Issuance, a majority of the votes cast by the stockholders of Sonida entitled to vote on the Stock Issuance are voted in favor of approving the Stock Issuance as required by Section 312.03 of the NYSE Listed Company Manual and (B) in respect of the Sonida Charter Amendment, pursuant to Section 242(d)(2) of the Delaware General Corporate Law, the number of votes cast in favor of the Sonida Charter Amendment by the stockholders of Sonida entitled to vote thereon exceeds the number of votes cast by such holders against the Sonida Charter Amendment (the “Sonida Stockholder Approval”); (iii) the absence of any law, injunction, judgment or order issued by a governmental authority of competent jurisdiction that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by the Merger Agreement; (iv) the absence of a CHP material adverse effect or Sonida material adverse effect; (v) the shares of Sonida Common Stock to be issued pursuant to the Merger Agreement have been authorized for listing on the New York Stock Exchange (the “NYSE”) and Sonida’s registration statement on Form S-4 shall have become effective; (vi) other customary closing conditions relating to, among other things, the representations, warranties and covenants of the parties, (vii) in the case of the Buyer Parties’ obligations to consummate the transactions contemplated by the Merger Agreement, (A) Sonida shall have received an opinion that CHP has operated in conformity with the requirements for qualification and taxation as a real estate investment trust and (B) applicable regulatory approvals shall have been received; and (ix) in the case of CHP’s obligations to consummate the transactions contemplated by the Merger Agreement, (X) the Equity Financing (as defined below) shall have been consummated, (Y) director and officer insurance shall have been obtained for CHP’s directors and officers, and (Z) as of the effective time of the CHP Merger, the Board will include Stephen H. Mauldin and one additional individual designated by CHP (subject to approval by the Board’s Nominating and Governance Committee of each director).

No-Shop Restrictions

CHP is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and participate or engage in discussions or negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows CHP, under certain specified circumstances, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an acquisition proposal if the Board of Directors of CHP in good faith (after consultation with its financial advisor and outside legal counsel) determines that such alternative acquisition proposal constitutes a superior proposal or is reasonably likely to lead to a superior proposal, and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law.

Regulatory Efforts

The parties to the Merger Agreement have agreed to use their respective commercially reasonable efforts (and in the case of CHP, to cause its affiliates) to consummate and make effective, as promptly as practicable, the transactions contemplated by the Merger Agreement, including filing all applications and documents which are necessary to obtain the applicable regulatory approvals as may be appropriate or advisable in connection with the transactions contemplated by the Merger Agreement.

Termination and Termination Fees

The Merger Agreement contains certain termination rights for Sonida and CHP. If the Merger Agreement is terminated by CHP to enter into a definitive agreement providing for the implementation of a superior proposal in accordance with the “fiduciary out” provisions of the Merger Agreement, CHP will be required to pay to Sonida a termination fee of $30,000,000 (the “CHP Termination Fee”), provided that Sonida must first be given an opportunity to match the superior proposal. The CHP Termination Fee will also be payable by CHP to Sonida if the Merger Agreement is terminated under certain circumstances and, prior to the date that is 12 months after the date of such termination, an acquisition proposal is consummated or CHP enters into an alternative acquisition agreement that is later consummated. Sonida may terminate the Merger Agreement if the Board of Directors of CHP has withdrawn its recommendation in support of the transactions contemplated by the Merger Agreement, and CHP will be required to pay the CHP Termination Fee.

CHP may terminate the Merger Agreement if, prior to obtaining the Sonida Stockholder Approval, the Board has withdrawn the Board Recommendation, in which case Sonida must pay to CHP a termination fee of $30,000,000 (“Sonida Termination Fee”).

The Merger Agreement may be terminated by either party if (i) the other party materially breaches the Merger Agreement (including by failing to consummate the closing when required under the terms and subject to the conditions in the Merger Agreement), in which case the breaching party is required to pay the CHP Termination Fee or the Sonida Termination Fee, as applicable (which termination fee serves as a cap on such party’s damages); (ii) the closing is not consummated by May 29, 2026 (or such later date as agreed to by the parties, the “Outside Date”); (iii) a permanent injunction is issued by a governmental authority prohibiting the transactions contemplated by the Merger Agreement; or (iv) the Sonida Stockholder Approval shall not have been obtained, in which case Sonida must pay the Sonida Termination Fee to CHP, or the CHP Stockholder Approval shall not have been obtained, in which case CHP must reimburse Sonida for up to $10,000,000 of its transaction expenses.

To secure each party’s obligation to pay the other party the Sonida Termination Fee or the CHP Termination Fee, as applicable, as of the date hereof, Sonida and CHP have each provided a letter of credit in an amount of $15,000,000, and have further agreed to maintain available capacity under their respective credit facilities and/or unrestricted cash to fund the remaining portion of the applicable termination fee.

Financing of the Transactions

In order to fund a portion of the cash consideration required for the consummation of the transactions contemplated by the Merger Agreement, certain stockholders of Sonida, including entities affiliated with Conversant Capital LLC (“Conversant”) and Silk Partners, L.P. (“Silk”), two of Sonida’s largest stockholders, have committed to fund an aggregate amount of $110,000,017.12 in exchange for the issuance of 4,113,688 shares of Sonida Common Stock in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), at a price per share equal to the Transaction Reference Price, in accordance with certain Investment Agreements (as defined below) as further described below (the transactions contemplated by the Investment Agreements, the “Equity Financing”).

In addition, in order to fund a portion of the cash consideration required for the consummation of the transactions contemplated by the Merger Agreement, Sonida has obtained a debt commitment letter in an aggregate amount of $900,000,000 for a 364-day senior secured bridge loan and an increase in Sonida’s revolver facility from $150,000,000 to $300,000,000. The amount of the bridge loan will be reduced by the amount of permanent term loan financing and agency financing that Sonida raises before the second closing date under the Merger Agreement. Sonida’s receipt of the debt financing is not a condition to closing the transactions contemplated by the Merger Agreement. CHP will use its commercially reasonable efforts to cooperate with Sonida to obtain the debt financing, including any property-level financing.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties for transactions of this nature and are generally mutual. In addition, Sonida and CHP have agreed to customary covenants and agreements regarding the operation of its respective business prior to the consummation of the transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about CHP, CHP Merger Sub, the Buyer Parties or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in Sonida’s or CHP’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding CHP, Sonida and the transactions contemplated by the Merger Agreement that will be contained in or attached as an annex to the joint proxy statement/prospectus that Sonida and CHP will file in connection with the transactions contemplated by the Merger Agreement, as well as in the other filings that Sonida will make with the U.S. Securities and Exchange Commission (“SEC”), including a registration statement on Form S-4.

Voting Agreement

On November 4, 2025, in connection with the execution of the Merger Agreement, certain investment entities affiliated with Conversant, who hold shares of Sonida Common Stock and Series A preferred stock of Sonida representing approximately 52.6% of the votes entitled to be cast by the holders of outstanding shares of capital stock of Sonida, entered into a voting agreement (the “Voting Agreement”) with CHP. Pursuant to the Voting Agreement, each of those Conversant entities agreed, among other things, to (a) vote its shares of Sonida Common Stock and Series A preferred stock of Sonida (“Sonida Stock”) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and subject to certain exceptions, against any other action, agreement or proposal and (b) grant an irrevocably proxy in favor of CHP in respect of the foregoing. The Voting Agreement also includes certain restrictions on transfer and acquisition of shares of Sonida Stock by the investment entities affiliated with Conversant party to the Voting Agreement prior to effectiveness of the CHP Merger. Sonida is a third-party beneficiary of the Voting Agreement.

Investment Agreements

On November 4, 2025, in connection with the Equity Financing, Sonida entered into (i) an investment agreement (the “Conversant Investment Agreement”) with certain affiliates of Conversant (the “Conversant Investors”), pursuant to which the Conversant Investors have agreed to fund an aggregate amount of $100,000,005.84 in exchange for the issuance of 3,739,716 shares of Sonida Common Stock in a private placement pursuant to Section 4(a)(2) of the Securities Act at the Transaction Reference Price per share, immediately prior to the CHP Merger, and (ii) an investment agreement (the “Silk Investment Agreement” and, together with the Conversant Investment Agreement, collectively, the “Investment Agreements”) with Silk (the Conversant Investors and Silk, together, the “Equity Investors”) pursuant to which Silk has agreed to fund an aggregate amount of $10,000,011.28 in exchange for the issuance of 373,972 shares of Sonida Common Stock in a private placement pursuant to Section 4(a)(2) of the Securities Act at a price of the Transaction Reference Price per share on substantially the same terms as in the Conversant Investment Agreement. Sonida will use the proceeds from the Equity Financing pursuant to the Investment Agreements to fund a portion of the cash consideration required for the consummation of the transactions under the Merger Agreement. Under the Investment Agreements, Sonida provides to the Equity Investors representations and warranties substantially similar to those under the Merger Agreement, and the Equity Investors provide to Sonida customary representations and warranties for a private financing of this type. The Equity Investors and Sonida are subject to compliance with customary covenants under the Investment Agreements, including Sonida’s compliance with interim operating covenants, subject to the Equity Investors’ consent (not to be unreasonably withheld, conditioned or delayed). The Equity Investors’ closing on the Equity Financing is conditioned on, among other things, the execution of the Merger Agreement, satisfaction or waiver of mutual closing conditions and Sonida’s closing conditions to the equity purchase under the Merger Agreement, including, among other things, the Sonida Stockholder Approval, and Sonida’s confirmation of occurrence of the CHP Merger substantially concurrently with the issuance of Sonida Common Stock in connection with the Equity Financing. Sonida’s obligation to close is subject to customary conditions, including a bringdown of the Equity Investors’ representations and warranties and material compliance with their covenants, and delivery by the Equity Investors of the purchase price. The Investment Agreements are subject to termination (a) upon the parties’ mutual agreement, (b) by either party after the Outside Date, (c) by either party upon termination of the Merger Agreement in accordance with its terms or (d) by either party if any governmental entity issues any final and unappealable injunction or other ruling prohibiting the consummation of any of the transactions contemplated by the Investment Agreements and the ancillary documents related thereto, including the Investor Rights Agreement and the Registration Rights Agreement (each as defined below), as applicable. The parties have provided mutual indemnities for breach of certain representation and warranties and post-closing covenants capped at the applicable purchase price paid by each of the Equity Investors. Under the Investment Agreements, Sonida is responsible for the Equity Investors’ reasonable and documented legal and other out-of-pocket expenses in connection with the Equity Financing (not to exceed, $2,000,000 with respect to the Conversant Investors and $200,000 with respect to Silk). Additionally, the Conversant Investors and Silk will be entitled to 15% and 1.5% of the CHP Termination Fee, respectively, in the event Sonida receives the CHP Termination Fee under the Merger Agreement. None of the Equity Investors is entitled to any commitment fee under the Investment Agreements.

In connection with the closing of the Equity Financing (the “Equity Financing Closing”) under the Investment Agreements, (i) Conversant and certain other entities affiliated with Conversant that are current Sonida stockholders (the “Conversant Parties”), Silk and Sonida will enter into an amended and restated investor rights agreement (the “Investor Rights Agreement”), and (ii) the Conversant Parties, Silk, PF Investors, LLC (together with Silk, the “Silk Parties”) and Sonida will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”), each in the substantially final forms attached to each of the Investment Agreements.

The foregoing description of the Investment Agreements and the transactions contemplated by the Investment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Conversant Investment Agreement, which is filed as Exhibit 10.1 to this Form 8-K, and the full text of the Silk Investment Agreement, which is filed as Exhibit 10.2 to this Form 8-K, each of which is incorporated herein by reference.

Amended and Restated Investor Rights Agreement

Under the Investor Rights Agreement, the Conversant Parties will have:

•

the right to designate directors for inclusion in Sonida’s slate of individuals nominated for election to the Board (each, an “Investor Board Representative”) as follows, based on their proportionate beneficial ownership of outstanding shares of Sonida Common Stock on an as-converted basis: three Investor Board Representatives, if the beneficial ownership of the Conversant Parties, together with their affiliates (the “Conversant Entities”), is at least 20% (provided that one of such Investor Board Representatives shall be required to be “independent” in accordance with the applicable rules and regulations of the SEC and the NYSE); two Investor Board Representatives, if the beneficial ownership of the Conversant Entities is less than 20%, but at least 15%; and one Investor Board Representative, if the beneficial ownership of the Conversant Entities is less than 15% and prior to the Beneficial Ownership Threshold Date (as defined below);

•	the right to designate the Board chairperson so long as the Conversant Entities beneficially own at least 5% of the outstanding shares of Sonida Common Stock on an as-converted basis;

•

the right to designate one member of the Board’s Nominating and Governance Committee, so long as the Conversant Entities beneficially own at least 10% of the outstanding shares of Sonida Common Stock on an as-converted basis (provided that such member shall be required to be “independent” in accordance with the applicable rules and regulations of the SEC and the NYSE);

•	the right to consent to any increase in the size of the Board in excess of nine members at any time prior to the Beneficial Ownership Threshold Date;

•

the right to consent (such consent not to be unreasonably withheld, conditioned or delayed) to certain fundamental business changes over which the certain of the Conversant Parties currently have a right to consent pursuant to that certain Investment Agreement, dated as of October 1, 2021, by and among the Company and certain of the Conversant Parties, so long as the Conversant Entities beneficially own at least 15% of the outstanding shares of Sonida Common Stock on an as-converted basis; and

•	preemptive rights, so long as the Conversant Entities beneficially own at least 14.9% of the outstanding shares of Sonida Common Stock on an as-converted basis, subject to certain exceptions.

Prior to the Beneficial Ownership Threshold Date, Silk will also have the right to designate one Investor Board Representative.

The “Beneficial Ownership Threshold Date” is defined as (i) on or prior to the date of Sonida’s 2029 annual meeting of stockholders, the date on which the Conversant Entities or Silk, together with its affiliates (the “Silk Entities”), as applicable, beneficially own less than the lesser of (a) 4% of the outstanding shares of Sonida Common Stock on an as-converted basis or (b) the number of shares of Sonida Common Stock held by the Silk Entities on the date of the Equity Financing Closing (proportionately adjusted for any subdivision or combination of Sonida Common Stock by stock split, reverse stock split, dividend, reorganization, recapitalization or otherwise) and (ii) following the date of Sonida’s 2029 annual meeting of stockholders, the date on which the Conversant Entities or the Silk Entities, as applicable, beneficially own less than 5% of the outstanding shares of Sonida Common Stock on an as-converted basis.

For so long as the Conversant Parties and Silk have the right to nominate an Investor Board Representative to the Board, members of the Board other than the Investor Board Representative(s) will have the exclusive right to nominate persons on behalf of the Board for election at annual stockholders meetings for, or to fill vacancies in, all director positions, other than the Investor Board Representative(s), and any transaction, agreement, contract or other arrangement by and among Sonida or any of its subsidiaries, on the one hand, and any of the Conversant Entities or the Silk Entities, on the other hand, will require solely the approval of a majority of the independent and disinterested directors. The Investor Board Representatives will be entitled to receive the same director compensation as each other non-executive director of the Board.

Sonida Common Stock issued to the Conversant Investors and Silk pursuant to the Investment Agreements will not be subject to contractual transfer restrictions. For a period of 18 months following the Equity Financing Closing, the Conversant Parties and Silk will be subject to standstill provisions pursuant to which, among other things and subject to certain exceptions, they will be prohibited from directly or indirectly (i) submitting stockholder proposals, taking any action to nominate directors, remove directors or change the composition of the Board (in each case, other than Investor Board Representatives appointed by the Conversant Parties or Silk, as applicable) and engaging in any proxy solicitation with respect to Sonida Common Stock and (ii) initiating or proposing to call a special meeting of Sonida’s stockholders.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the substantially final form of the Investor Rights Agreement, which is attached to each of the Investment Agreements and is incorporated herein by reference.

Amended and Restated Registration Rights

Under the Registration Rights Agreement, Sonida will be required to file a shelf registration statement covering the resale of all Sonida equity securities acquired by the Conversant Entities and the Silk Entities prior to and pursuant to the Equity Financing Closing as soon as reasonably practicable following the Equity Financing Closing and no later than three months thereafter, and will be required to use reasonable best efforts to cause the statement to become effective as soon as practicable after the filing. Additionally, pursuant to the terms of the Registration Rights Agreement, the Conversant Parties will have two demand registration rights and the Silk Parties will have one such demand registration right. The Conversant Parties and the Silk Parties, collectively, will be permitted to make four demands that Sonida consummate a “takedown” off of any such registration statement within any 12-month period (subject to certain limitations and customary conditions, including a minimum aggregate offering price of $10,000,000). Furthermore, the Conversant Parties and the Silk Parties will have piggyback registration rights when Sonida proposes to register its equity securities. Sonida will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commissions on the sale of Registrable Securities (as defined in the Registration Rights Agreement). For so long as the Conversant Parties or the Silk Parties, as applicable, own 5% or more of the outstanding shares of Sonida Common Stock on an as-converted basis, they will agree to enter into customary lock-up agreements in connection with any underwritten public offering of Sonida equity securities (with the applicable lock-up period not to exceed 60 days) with managing underwriters of such offering. The Registration Rights Agreement will terminate upon the earlier of (a) the date when all Registrable Securities have been sold, and (b) the later of (i) the date when the Conversant Parties or the Silk Parties, as applicable, are able to sell all of their securities pursuant to Rule 144 promulgated under the Securities Act, as amended, without being subject to volume or manner of sale limitations thereunder and (ii) the Conversant Parties or the Silk Parties, as applicable, together with their affiliates, collectively beneficially own less than 10% of the outstanding shares of Sonida Common Stock on an as-converted basis.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to the full text of the substantially final form of the Registration Rights Agreement, which is attached to the Investment Agreements and is incorporated herein by reference.

Special Committee Recommendation

The Board established a special committee (the “Special Committee”) comprised solely of independent and disinterested directors for the purpose of reviewing, evaluating, negotiating and approving any financing of the transactions contemplated by the Merger Agreement and all other matters relating to or arising in connection with such transactions that present actual or potential conflicts of interest between the Company and either of Conversant or Silk. The Special Committee unanimously determined that the Investment Agreements, including the forms of the Investor Rights Agreement and the Registration Rights Agreement (collectively, the “Investment Documents”) and the transactions contemplated thereby are advisable and in the best interests of the Company and its stockholders and that the terms of the transactions contemplated by the Investment Documents are no less favorable to the Company than those that could have been obtained from third parties. The Special Committee authorized and approved, and recommended that the Audit Committee of the Board and the Board each authorize and approve the Company’s entry into the Investment Documents and the performance by the Company of the transactions contemplated thereby.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K with respect to the Investment Agreements is incorporated herein by reference. The shares of Sonida Common Stock that will be issued to the Equity Investors will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to and subject to the terms of the Merger Agreement, and effective as of the effective time of the CHP Merger, the Company shall cause (i) Stephen H. Mauldin to be appointed to the Board and (ii) another director designated by CHP to be appointed by the Board, subject in each case, to approval of the Board’s Nominating and Governance Committee of each director.

Although no designations to the Board will be effective before the effective time of the CHP Merger, the Conversant Entities expect to appoint Michael Simanovsky, Conversant’s Managing Partner, as a member and the Chairperson of the Board, to join existing Conversant designees Robert Grove, a Conversant Principal, and Benjamin P. Harris, both of whom currently serve on the Board. These three individuals would represent the Conversant Entities’ three Board designees effective as of the effective time of the CHP Merger, and each of Elliott R. Zibel and David W. Johnson would step down from the Board, effective as of the effective time of the CHP Merger.

Item 8.01.	Other Events.

On November 5, 2025, Sonida issued a press release announcing the execution of the Merger Agreement. A copy of the press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 4, 2025, by and among Sonida Senior Living, Inc., SSL Sparti LLC, Sparti Merger Sub, Inc., CNL Healthcare Properties, Inc., and CHP Merger Corp.

10.1	Investment Agreement, dated as of November 4, 2025, by and among Sonida Senior Living, Inc. and Conversant PIF Aggregator A LP, CPIF Sparti SAF, L.P., Conversant Dallas Parkway (A) LP and CPIF K Co-Invest SPT A, L.P.

10.2	Investment Agreement, dated as of November 4, 2025, by and between Sonida Senior Living, Inc. and Silk Partners, LP

99.1	Press Release issued by Sonida Senior Living, Inc. on November 5, 2025

104	Cover Page Interactive Date File-formatted as Inline XBRL

*

The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sonida agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

* * * * * *

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1993, as amended.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements that include the words “expect,” “will,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “could,” “should,” “anticipate” and similar statements of a future or forward-looking nature. The forward-looking statements, are subject to certain risks and uncertainties, and actual results, events and financial condition could materially differ from those indicated in the forward-looking statements, including, among others, (1) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the inability to complete the proposed transaction on the anticipated terms or by the end of the Outside Date, (2) the inability to complete the proposed transaction due to the failure to satisfy all of the conditions to closing in a timely manner or at all, including the failure to obtain the requisite stockholder approvals or to obtain the Equity Financing, or the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (3) costs related to the proposed transaction, including costs with respect to the Equity Financing, (4) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters, (5) the risk of litigation action related to the proposed transaction, (6) such other economic or other conditions in the markets CHP or Sonida are engaged in, (7) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, and (8) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in CHP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025, and as such factors may be updated from time to time in CHP’s other filings with the SEC, which filings are accessible on the SEC’s website at www.sec.gov. This list of factors is not intended to be exhaustive. Forward-looking statements only speak as of the date of this communication, and neither CHP nor Sonida assumes any obligation to update any written or oral forward-looking statement made by either Sonida or on its behalf or CHP or on its behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Sonida and CHP. In connection with the proposed transaction, Sonida and CHP will each file relevant materials with the SEC, including a registration statement on Form S-4 to register the shares of Sonida common stock to be issued to the CHP stockholders in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus which will be sent to the stockholders of CHP and the stockholders of Sonida seeking their respective approval of the transaction. Sonida and CHP may also file other documents regarding the proposed transaction with the SEC. This communication is not intended to be, and is not, a substitute for such filings or for any other document that Sonida and/or CHP may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SONIDA’S AND CHP’S RESPECTIVE STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SONIDA, CHP AND THE PROPOSED TRANSACTION.

Investors and shareholders may obtain copies of these documents and other documents filed by Sonida and CHP with the SEC free of charge through the website maintained by the SEC at www.sec.gov or from Sonida at its website, sonidaseniorliving.com, under the heading Investor Relations, or from CHP at its website, cnlhealthcareproperties.com, under the heading Investor Resources.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS COMMUNICATION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS COMMUNICATION. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in the Solicitation

Sonida and CHP, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about the interests of the directors and executive officers of Sonida and CHP and other persons who may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus related to the transaction, which will be filed with the SEC. Information about the directors and executive officers of Sonida and their ownership of Sonida equity interests can be found in the sections entitled “Principal Stockholders and Stock Ownership of Management,” “Executive Officers,” “Executive Compensation Tables,” and “2024 Director Compensation” included in Sonida’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, filed with the SEC on April 29, 2025; in the Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership filed with the SEC by Sonida’s directors and executive officers; and in other documents filed by Sonida with the SEC. Information about the directors and executive officers of CHP and their ownership of CHP equity interests is set forth in the sections entitled “Compensation of Directors,” “Executive Officers,” “Share Ownership” and “Certain Relationships and Related Person Transactions” under “Item 1 - Election of Directors” included in the definitive proxy statement for CHP’s 2024 Annual Meeting of Stockholders, filed with the SEC on September 16, 2024 and in other documents filed by CHP with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIDA SENIOR LIVING INC.

Date: November 5, 2025

	By:	/s/ Brandon M. Ribar
Name: Brandon M. Ribar
Title: Chief Executive Officer and President